                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                             JACKSON PRODUCTS, INC.


                                       I.

                                    OFFICES

          Section A. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      II.

                                  STOCKHOLDERS

          Section A.  Time and Place of Meetings and Annual Meeting. All
                      ---------------------------------------------
meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation. An annual meeting of stockholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

          Section B.  Time and Place of Special Meetings.  Unless otherwise
                      ----------------------------------
prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman or (ii) the President, and shall be called by any such officer at the request in writing of 2 members of the Board of Directors or at the request in writing of stockholders holding fifty percent (50%) of the Class A Common Stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors pursuant to the Certificate of Incorporation. Such request shall state the purpose of the proposed meeting.

          All special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

          Section C.  Notice of Meetings.  Written notice of each meeting of the
                      ------------------
stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

          Section D.  Quorum.  The holders of a majority of the Common Stock
                      ------
issued and outstanding and entitled to vote under the Certificate of Incorporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided that, the holders of a majority of shares of Class A Common Stock, also are present in person or represented by proxy, for a quorum to be constituted, except as otherwise provided by law. For purposes of determining whether the holders of a majority of shares of Common Stock entitled to vote is present, each share of Class C Common Stock shall be treated as one share of Class A Common Stock. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section E.  Voting.  Unless otherwise required by law, the Certificate
                      ------
of Incorporation, these By-Laws or the Stockholders Agreement, dated August 16, 1995, among the Company and the Stockholders of the Company, any question brought before any meeting of stockholders shall be decided by a majority of votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate of Incorporation, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section F.  Informal Action By Stockholders.  Any action required to
                      -------------------------------
be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section G.  List of Stockholders Entitled to Vote.  The officer of the
                      -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section H.  Stock Ledger.  The stock ledger of the Corporation shall
                      ------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section G of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                      III.

                                   DIRECTORS

          Section A.  General Powers.  The business and affairs of the
                      --------------
Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.


          Section B.  Number and Election of Directors.  The number of directors
                      --------------------------------
of the Corporation shall be fixed from time to time by the vote of the entire Board of Directors, but such number shall in no case be less than one (1) nor more then five (5). Except as provided in Section C of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

          Section C.  Vacancies.  Except as provided in the Certificate of
                      ---------
Incorporation, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

          Section D.  Place of Meetings.  The Board of Directors may hold
                      -----------------
meetings, both regular and special, either within or without the State of Delaware.

          Section E.  Regular Meetings.  The Board of Directors shall hold a
                      ----------------
regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

          Section F.  Special Meetings.  Special meetings of the Board may be
                      ----------------
called by the Chairman or the President or any two directors. Special meetings shall be called by the Secretary on the written request of any two directors. Two days written or telephonic notice of special meetings need be given.

          Section G.  Quorum.  Except as may be otherwise specifically provided
                      ------
by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that, two of the directors (the "Jordan Directors") chosen by the Jordan Investors (as defined in the Stockholders Agreement, dated as of August 16, 1995, by and among the Corporation and certain of the Corporation's stockholders (the "Stockholders Agreement")), as provided in the Stockholders Agreement, also must be present for a quorum to be constituted. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section H.  Organization.  The Chairman of the Board, if elected,
                      ------------
shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President, or if the President is not present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

          Section I.  Executive Committee.  The Board of Directors, by
                      -------------------
resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

          Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

          Meetings of the Executive Committee may be called at any time by the President or any two of its members. Two days written or telephonic notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, provided that, a majority of the members designated by the Jordan Investors, as provided in the Stockholders Agreement, also must be present for a quorum to be constituted, and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

          Section J.  Other Committees.  The Board of Directors, by resolution
                      ----------------
adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given, provided that any action taken by the committee is approved by a majority of the members of the committee chosen by the Jordan Investors as provided in the Stockholders Agreement.

          Section K.  Action without Meeting.  Unless otherwise restricted by
                      ----------------------
the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section L.  Attendance by Telephone.  Unless otherwise restricted by
                      -----------------------
the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section M.  Compensation.  Directors may be paid such compensation for
                      ------------
their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or any committee of the Board of Directors as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

          Section N.  Interested Directors.  No contract or transaction between
                      --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders; provided, that the Certificate of
                                       --------
Incorporation, these By-Laws, the Stockholders Agreement, dated as of August 16, 1995, by and among the Corporation and the Corporation's stockholders, (the "Stockholders Agreement"), the Jordan Investors Subscription Agreement, dated as of August 16, 1995, by and among the Corporation and the parties listed on the signature pages thereto (the "Jordan Investors Subscription Agreement"), the Advisor Subscription Agreement, dated August 16, 1995, by and among the Corporation and the parties listed on the signature pages thereto (the "Advisor Subscription Agreement"), the Management Subscription Agreement, dated August 16, 1995, by and among the Corporation and the parties listed on the signature pages thereto (the "Management Subscription Agreement"), the Pledge Agreements, dated as of August 16, 1995, executed by the Management Investors (as defined in the Stockholders Agreement) pursuant to the Management Subscription Agreement, the Note Agreement, dated August 16, 1995, by and between the Corporation and the parties listed on the signature pages thereto (the "Note Agreement"), the Securities Purchase Agreement, dated as of August 16, 1995, executed by the Corporation in favor of the Purchasers (as defined therein), the Second Amended and Restated Credit Agreement dated as of August 16, 1995, among Jackson Products, Inc., the Corporation, the Lenders named therein and Heller Financial, Inc. as Agent (the "Credit Agreement"), the Management Consulting Agreement, dated as of August 16, 1995, by and among TJC Management Corporation and the Corporation, the Intercompany Management Consulting Agreement, dated as of August 16, 1995, by and among the Corporation and Flex-O-Lite, Inc., the Tax Sharing Agreement, dated August 16, 1995, by and among the Corporation and Flex-O-Lite, Inc., the Agreement and Plan of Merger, dated August 14, 1995, by and among the Corporation and the other parties listed on the signature pages thereto, and the other Transaction Documents (as defined in the Stockholders Agreement) and the agreements, instruments and transactions contemplated thereby, shall not be voidable, and shall be deemed to have satisfied each of the conditions listed in clauses (i), (ii) and (iii) above, and be duly authorized by the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section O.  Removal.  Except as otherwise provided in the Certificate
                      -------
of Incorporation, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided that the Jordan Directors, or any one
                                  --------
of them, may be removed, with or without cause, solely by the holders of a majority of the Class A Common Stock then entitled to vote at an election of directors.


                                      IV.

                                    OFFICERS

          Section A.  Enumeration.  The officers of the Corporation shall be
                      -----------
chosen by the Board of Directors and shall include a Chairman of the Board, Chief Executive Officer, President, a Secretary and a Chief Financial Officer. The Board of Directors may also elect one or more Vice Chairmen, one or more Senior or other Vice Presidents, one or more Assistant Secretaries and Assistant Chief Financial Officers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairmen of the Board of Directors, need such officers be directors of the Corporation.

          Section B.  Term of Office.  The officers of the Corporation shall be
                      --------------
elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors. Each successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

          Section C.  Chairman of the Board.  The Chairman of the Board, when
                      ---------------------
elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the Chairman of the Board of a business corporation or as may be prescribed by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and exercise such other powers as from time to time may be assigned to him by these By-Laws or the Board of Directors.

          Section D.  President.  The President shall, subject to the control of
                      ---------
the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          Section E.  Vice President.  At the request of the President or in his
                      --------------
absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section F.  Secretary.  The Secretary shall keep a record of all
                      ---------
proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal. The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President or Vice President, certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

          Section G.  Assistant Secretary.  The Assistant Secretary, or if there
                      -------------------
be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

          Section H.  Chief Financial Officer.  The Chief Financial Officer
                      -----------------------
shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

          Section I.  Assistant Chief Financial Officer.  The Assistant Chief
                      ---------------------------------
Financial Officer, or if there shall be more than one, the Assistant Chief Financial Officers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

          Section J.  Controller.  The Board of Directors may elect a Controller
                      ----------
who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by the Board of Directors.

          Section K.  Other Officers.  The President or Board of Directors may
                      --------------
appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify. All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

          In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Company except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.

          Section L.  Salaries.  The salaries of the elected officers shall be
                      --------
fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

          Section M.  Voting Securities Held by the Corporation. Unless
                      -----------------------------------------
otherwise provided by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incidental to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors, may, by resolution, from time to time confer like powers upon any other person or persons.


                                      V.

                             CERTIFICATES OF STOCK

          Section A.  Form.  The shares of the Corporation shall be represented
                      ----
by certificates. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a

Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

          Section B.  Transfer.  Except as otherwise established by rules or
                      --------
regulations adopted by the Board of Directors, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

          Section C.  Replacement.  In case of the loss, destruction or theft of
                      -----------
a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

          Section D.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     Section E.  Beneficial Owners.  The Corporation shall be entitled to
                 -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of the Stockholders Agreement, or in violation of any other agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.


                                      VI.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section A.  Power to Indemnify in Actions, Suits or Proceedings Other Than
                 --------------------------------------------------------------
Those by or in the Right of the Corporation.  Subject to Section D of this
--------------------------------------------
Article VI, the Corporation shall indemnify to the fullest extent permitted by applicable law, now or hereafter in effect, any director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify to the fullest extent permitted by applicable law, now or hereafter in effect, any other person whom it shall have the power to indemnify, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was acting in his official capacity as a director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including attorneys' fees and expenses and court costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with any actions, suits or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section B.  Power to Indemnify in Actions, Suits or Proceedings by or
                 ---------------------------------------------------------
in the Right of the Corporation.  Subject to Section D of this Article VI, the
-------------------------------
Corporation shall indemnify to the fullest extent permitted by applicable law, now or hereafter in effect, any director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify to the fullest extent permitted by applicable law, now or hereafter in effect, any other person whom it shall have the power to indemnify, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was acting in his official capacity as a director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and expenses and court costs) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section C.  Indemnification for Expenses.  To the extent that a director,
                 ----------------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A and B of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees and expenses and court costs) actually and reasonably incurred by him in connection therewith.

     Section D.  Determination of Board of Directors to Indemnify.  Any
                 ------------------------------------------------
indemnification under Sections A and B of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections A and B of this article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section E.  Good Faith Defined.  For purposes of any determination under
                 ------------------
Section D of this Article VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

The term "another enterprise" as used in this Section D shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section A or B of this Article VI, as the case may be.

     Section F.  Payment of Expenses in Advance of Final Disposition. Expenses
                 ---------------------------------------------------
incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section D of this article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this article.

     Section G.  Indemnification With Regard to Employment Matters.  The
                 -------------------------------------------------
Corporation shall indemnify any director or officer of the Corporation and may, upon the act of the Board of Directors, indemnify any other person whom it shall have power to indemnify under applicable law (as in effect from time to time), who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, or financial obligation, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys' fees and expenses and court costs), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director, officer, employee or agent of the Corporation, (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was acting in his official capacity as the director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises or (iii) in connection with and to the extent of any liability, cost or expense that any director or officer has incurred as a personal obligor for any obligation of the Corporation. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer, employee or agent will not be entitled to be indemnified by the Corporation under this section, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this section.

     Section H.  Indemnification Not Exclusive.  The indemnification and
                 -----------------------------
advancement of expenses provided by, and granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under the Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a director or officer who has ceased to be a director or officer agent and shall inure to the benefit of the heirs, executors and administrators of the director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons. It is the policy of the Corporation that indemnification of the persons specified in Sections A and B of Article VI shall be to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section A or B of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware.

     Section I.  Indemnification by a Court.  Notwithstanding any contrary
                 --------------------------
determination in the specific case under Section D of this Article VI, and notwithstanding the absence of any determination thereunder, any director or executive officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections A and B of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or executive officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section A or B of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section D of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or executive officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section I shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or executive officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section J.  Purchase of Insurance by the Corporation.  The Corporation may
                 ----------------------------------------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this
Article VI.

     Section K.  Survival of Indemnification and Advancement of Expenses.
                 -------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section L.  Limitation on Indemnification.  Notwithstanding anything
                 -----------------------------
contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section I hereof), the Corporation shall not be obligated to indemnify any director or executive officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                                     VII.

                              GENERAL PROVISIONS

     Section A.  Fiscal Year. The fiscal year of the Corporation shall be fixed
                 -----------
by resolution of the Board of Directors.

     Section B.  Corporate Seal.  The corporate seal shall be in such form as
                 --------------
may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section C.  Notices.  Whenever written notice is required by law, the
                 -------
Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

     Section D.  Waiver of Notice.  Whenever any notice is required to be
                 ----------------
given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section E.  Resignations.  Any director or any officer, whenever elected
                 ------------
or may appointed, may resign at any time by serving written notice of such resignation on the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President or Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

     Section F.  Disbursements.  All checks or demands for money and notes
                 -------------
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                     VIII.

                                  AMENDMENTS

          Subject to the Stockholders Agreement, as amended in accordance with the provisions thereof, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.


                                      IX.

                    SUBJECT TO CERTIFICATE OF INCORPORATION

          These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall control.